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                                                                    EXHIBIT 23.2







                                   CONSENT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                                       FOR
                           LEAF FINANCIAL CORPORATION







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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated December 6, 2005, accompanying the financial statements of LEAF Financial Corporation contained in the Cumulative Supplement No. 1 to Form S-1 (File No. 333-116595) and the Prospectus, as supplemented, included as part thereof. We consent to the use of the aforementioned report and to the use of our name as it appears under the caption "Experts."


/s/ GRANT THORNTON LLP

Cleveland, Ohio

December 27, 2005